EXHIBIT 32.2

                                Certification

                     Pursuant to 18 U.S.C. Section 1350,

                                  As Adopted

                        Pursuant to Section 906 of the

                         Sarbanes - Oxley Act of 2002



      In connection with the Annual Report of China Energy & Carbon Black Holdings, Inc. (the "Company"),on Form 10-KSB/A for the year ended December 31, 2004 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), each of the undersigned of the Company, certifies, pursuant to 18 U.S.C. {section}1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

      3. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      4.    the information contained in the Report  fairly  presents,  in  all
            material   respects,   the   financial  condition  and  results  of
            operations of the Company.

      A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.



/s/ Mei Qi Zhang
Chief Financial Officer
August 1, 2005




This Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.